UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
GREENVILLE FEDERAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States	20-3742295

(State of incorporation or organization)	(I.R.S Employer Identification No.)

690 Wagner Avenue, Greenville, Ohio	45331

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  ☑
Securities Act registration statement file number to which this Form relates: 333-126035
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares, par value $.01 per share
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX
EX-2 CHARTER OF GREENVILLE FEDERAL FINANCIAL COPRORATION
EX-3 BYLAWS OF GREENVILLE FEDERAL FINANCIAL CORPORATION
EX-4 FORM OF STOCK CERTIFICATE OF GREENVILLE FEDERAL FINANCIAL CORP

Item 1. Description of Registrant’s Securities to be Registered
The description of the Registrant’s Common Shares, par value $.01 per share, is set forth under the headings “DESCRIPTION OF CAPITAL STOCK OF GREENVILLE FEDERAL FINANCIAL CORPORATION,” “OUR PLANS REGARDING DIVIDENDS,” and “MARKET FOR THE COMMON STOCK” in the prospectus included in the Registrant’s Registration Statement on Form SB-2 (File No. 333-126035), originally filed with the Securities and Exchange Commission on June 22, 2005, as amended by amendments to such Registration Statement filed on July 12, 2005, September 28, 2005, and October 26, 2005, and by the prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933 on November 17, 2005 (the “Prospectus”), which description is incorporated herein by reference. The description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult is set forth under the heading “RESTRICTIONS ON ACQUISITIONS OF GREENVILLE FEDERAL FINANCIAL CORPORATION AND GREENVILLE FEDERAL” in the Prospectus, and such description is also incorporated herein by reference.
Item 2. Exhibits

Exhibit No.	Description of Document

1	Registration Statement on Form SB-2 (Registration Number 333- 126035) filed on June 22, 2005, as amended on July 12, 2005, September 28, 2005, and October 26, 2005, and by the Prospectus filed on November 17, 2005

2	Charter of Greenville Federal Financial Corporation

3	Bylaws of Greenville Federal Financial Corporation

4	Form of Stock Certificate of Greenville Federal Financial Corporation

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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREENVILLE FEDERAL FINANCIAL CORPORATION

	By:	/s/ David M. Kepler

Date: December 13, 2005		David M. Kepler
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Document

1	Registration Statement on Form SB-2 (Registration Number 333- 126035) filed on June 22, 2005, as amended on July 12, 2005, September 28, 2005, and October 26, 2005, and by the Prospectus filed on November 17, 2005 (incorporated herein by reference)

2	Charter of Greenville Federal Financial Corporation

3	Bylaws of Greenville Federal Financial Corporation

4	Form of Stock Certificate of Greenville Federal Financial Corporation

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